UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36709

Delaware	20-5551000
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of principal executive offices, with zip code)

(805) 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SIEN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2021, Sientra, Inc., a Delaware corporation (“Sientra”), entered into a First Amendment (the “Amendment”) to Facility Agreement (the “Agreement”) with Deerfield Partners, L.P., as agent and lender (“Deerfield”). The Amendment provides for, among other things, the ability, at the sole option of Deerfield, to issue unregistered shares of Sientra common stock upon the conversion of the Convertible Note (as defined in the Agreement). In addition, the Amendment provides that, in the event of a Major Transaction (as defined in the Convertible Note), no additional shares of Sientra common stock shall be issued if the Share Price Result (as defined in the Convertible Note) is greater than $30.00 per share or less than $1.50 per share.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02.	Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	First Amendment to Facility Agreement, dated September 28, 2021, by and between Sientra, Inc. and Deerfield Partners, L.P.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENTRA, INC.

Date: October 1, 2021	By:	/s/ Oliver Bennett

Oliver Bennett
General Counsel